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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement, dated as of November 20, 2002 (this "AGREEMENT"), between Vital Living, Inc., located at 5080 N. 40th Street, Suite 105, Phoenix, Arizona 85018-2147 (the "COMPANY"), and those persons listed on Exhibit A (each individually, an "INVESTOR", and collectively, the "INVESTORS").

               WHEREAS, upon the terms and subject to the conditions of the Subscription Agreements with each Investor (individually, a "SUBSCRIPTION AGREEMENT", and collectively, the "SUBSCRIPTION AGREEMENTS"), the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase the shares of the Company's Common Stock (the "SHARES") and the Series B Common Stock Purchase Warrants and the Series C Common Stock Purchase Warrants (collectively, the "WARRANTS") set forth opposite their names on Exhibit A, all as more fully described in that certain Confidential Private Placement Memorandum, dated October 23, 2002 and as supplemented by that certain Supplemented, dated as of November 8, 2002 (collectively, the "Memorandum"); and

               WHEREAS, to induce the Investors to execute and deliver the Subscription Agreements, the Company has agreed to provide, with respect to the Shares and the shares of the Company's Common Stock to be issued upon exercise of the Warrants (the "WARRANT SHARES" and together with the Shares, the "REGISTRABLE SECURITIES"), certain registration rights under the Securities Act;

               NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

1.      DEFINITIONS

                (a) As used in this Agreement, the following terms shall have the meanings:

                      (i) "AFFILIATE," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities, ownership or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have the respective meanings correlative to the foregoing.

                      (ii) "INITIAL CLOSING DATE" shall have the meaning set forth in the Memorandum.

                      (iii) "COMMISSION" means the Securities and Exchange Commission.


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                      (iv) "EFFECTIVE DATE" means the date the Registration
        Statement is first declared effective by the Commission.

                      (v) "EFFECTIVENESS PERIOD" shall be the period five years after the Registration Statement is declared effective under the Securities Act or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect.

                      (vi) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                      (vii) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                      (viii) "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

                      (ix) "REGISTRATION STATEMENT" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

                      (x) "RESTRICTED SECURITY" means any share of Common Stock issued pursuant to the terms of the Subscription Agreement or exercise of the Warrants except any such share of Common Stock that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred


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        and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                      (xi) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

        (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Subscription Agreement.

2.      REGISTRATION

        (a) FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall prepare and file with the Commission not later than 30 days after the Initial Closing Date, and in no event later than December 20, 2002 (the "FILING DATE"), a Registration Statement relating to the offer and sale of the Registrable Securities and shall use its best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but not later than 120 days after the Initial Closing Date (the "PENALTY DATE"). The Company shall not include any other securities in the Registration Statement relating to the offer and sale of the Registrable Securities. The Company shall notify the Investors by written notice that such Registration Statement has been declared effective by the Commission within 48 hours of such declaration by the Commission.

        (b) REGISTRATION DEFAULT. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the Commission by the Penalty Date, then the Company shall make the payments to the Investors as provided in the next sentence as liquidated damages and not as a penalty. Any such liquidated damages shall not be exclusive of any other remedies at law or in equity. The amount to be paid by the Company to the Investors shall be determined as of each Computation Date (as defined below), and such amount shall be equal to 2.0% (the "LIQUIDATED DAMAGE RATE") of the purchase price, calculated on a pro rata basis to the date on which the Registration Statement is declared effective by the Commission (the "PERIODIC AMOUNT"), payable in cash. The Periodic Amount shall be paid by the Company to the Investors by wire transfer of immediately available funds within three days after each Computation Date.

               As used in this Section 2(b), "COMPUTATION DATE" means the date which is 30 days after the Penalty Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(a) has not theretofore been declared effective by the Commission, each date which is 30 days after the previous Computation Date until such Registration Statement is so declared effective.

        (c) FAILURE TO FILE REGISTRATION STATEMENT; RIGHTS OF RESCISSION. The Company agrees that the Investors will suffer damages if the Registration Statement is not maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company further agrees that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, the Company shall pay a penalty of 2% of the purchase price, in cash of the securities for each 30 day period (or pro-rata portion if less that 30 days) such failure has occurred. Notwithstanding the foregoing, such penalty shall not apply for a ninety day period (whether


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or not consecutive) in any 12 month period) in the event that the Registration
Statement is not effective because there shall have occurred a "Material Transaction." For purposes of this section, a Material Transaction shall be any event which shall require the filing of a Form 8-k pursuant to the provisions of
Item 2 thereof.

        (d) ELIGIBILITY FOR USE OF FORM S-3. The Company agrees that at such time as it meets all the requirements for the use of Securities Act Registration Statement on Form S-3 it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

        (e) PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of the Registrable Securities registered under such Registration Statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records, such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

3.      OBLIGATIONS OF THE COMPANY

        In connection with the registration of the Registrable Securities, the Company shall:

               (a) Promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of five years from the Initial Closing (as such term is defined in the Memorandum) or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "REGISTRATION PERIOD") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3(a), the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed 60 days (whether or not consecutive) in any 12-


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month period if the Board of Directors of the Company determines in good faith that because of valid business reasons, including a Material Transaction, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use the Company provides the Investors with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Notwithstanding the foregoing, the Company may only suspend the use of the Prospectus only one time during any 12 month period unless such suspension arises from any act not caused by the Company (i.e., a tender offer is launched by a third party for the Company's outstanding stock.) At the end of any such suspension period, the Company shall provide the Investors with written notice of the termination of such suspension. In the event that the suspension is not terminated within such period, the Company shall pay a penalty of 2.0%, as provided in Section 2(b) above;

               (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

               (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide (A) draft copies thereof to the Investors and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose and (B) to the Investors a copy of the accountant's consent letter to be included in the filing and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

               (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;


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               (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

               (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

               (g) Cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

               (h) The Company shall appoint and/or maintain a transfer agent and registrar for all of the class that includes the Registrable Securities covered by a Registration Statement not later than the Effective Date ;

               (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as each Investor may request; and, within three business days after the Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in the Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

               (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

               (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of


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the Company and its subsidiaries complying with Section 11(a) of the Securities
Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

               (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

               (m) (i) Make reasonably available for inspection by Investors, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such Investors or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Investors or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material nonpublic information shall be kept confidential by such Investors and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such holder or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Investors and other parties;

               (n) In connection with any underwritten offering, make such representations and warranties to the underwriters participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

               (o) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement


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and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

               (p) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

               (q) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any; and

               (r) In the event that any broker-dealer registered under the Exchange Act shall be an "AFFILIATE" (as defined in Rule 2729(b)(1) of the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD RULES") (or any successor provision thereto)) of the Company or has a "CONFLICT OF INTEREST" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "QUALIFIED INDEPENDENT UNDERWRITER" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and to recommend the offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

               (S) The Company shall exercise best efforts to maintain the listing or quotation of the Common Stock on the Over the Counter Bulletin Board (the "Principal Market"), and as soon as practicable (but in any event prior to the Initial Closing Date) will take such action, if any, so as to cause the Shares and the Warrant Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other market, including the American Stock Exchange or NASDAQ (a "Other Principal Market"), include in such application the Shares and the Warrant Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such Other Principal Market as promptly as possible.


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4.      OBLIGATIONS OF THE INVESTORS

        In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

               (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. As least fourteen Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor, via facsimile or email if possible, of the information the Company requires from each such Investor (the "REQUESTED INFORMATION") if such Investor elects to have any of its Registrable Securities included in the Registration Statement. If no response is received within 5 days from the date of the initial notice, the Company shall prepare a follow up notice, and disseminate the same, if possible via facsimile or email. If, at least two business days prior to the anticipated filing date the Company has not received the Requested Information from an Investor (a "NON-RESPONSIVE INVESTOR"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor and have no further obligations to the Non-Responsive Investor;

               (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement; and

               (c) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.      EXPENSES OF REGISTRATION


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        All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, and the reasonable fees of one firm of counsel to the holders of a majority in interest of the Registrable Securities shall be borne by the Company.

6.      INDEMNIFICATION AND CONTRIBUTION

               (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "INDEMNIFIED PERSON") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

               (b) INDEMNIFICATION BY THE INVESTORS AND UNDERWRITERS. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus),


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not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter expressly for use therein; provided, however, that no Investor or underwriter shall be liable under this Section 6(b) for any amount in excess of the net proceeds paid to such Investor or underwriter in respect of shares sold by it, and (ii) reimburse the Company for any reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. For the avoidance of doubt, nothing in this Section 6(b) shall be deemed to provide that any Investor has joint liability with any other Investor.

               (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "INDEMNIFYING PARTY") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

               (d) CONTRIBUTION. If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this
Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

               (e) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

               (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7.      RULE 144

               With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to use its best efforts to:

               (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

               (b) file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8.      ASSIGNMENT

        The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any permitted transferee of all or any portion of such Registrable Securities (or all or any portion of any Shares or Warrants of the Company which is convertible into such securities) only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9.      AMENDMENT AND WAIVER

               Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company.

10.     MISCELLANEOUS

               (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               (b) If, after the date hereof and prior to the Commission declaring the Registration Statement to be filed pursuant to Section 2(a) effective under the Securities Act, the Company grants to any Person any registration rights with respect to any Company securities which are more favorable to such other Person than those provided in this Agreement, then the Company forthwith shall grant (by means of an amendment to this Agreement or otherwise) identical registration rights to all Investors hereunder.

               (c) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, or by facsimile transmission, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, or, if by facsimile transmission, upon confirmation of delivery of the transmission, as follows:

                      (i)    if to the Company, to:
                             Vital Living, Inc.
                             5080 N. 40th Street, Suite 105,
                             Phoenix, Arizona  85018-2147
                             Attn: President
                             Fax: (602) 952 6907

                      with a copy to:

                             Kelly Lytton & Vann LLP
                             1900 Avenue of the Stars
                             Suite 1450
                             Los Angles, California 90067
                             Attn: Bruce P. Vann
                             Fax: (310) 277 5953

                      (ii) if to the Investors, at such addresses as set forth on Exhibit A next to their names.

The parties may change their respective addresses by notice given pursuant to this Section 10(c).

               (d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               (e) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

               (f) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (g) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived. Without limiting the generality of the foregoing, without the written consent of the holders of a majority in interest of the Registrable Securities, the Company shall not grant to any person the right to request it to register any of its securities under the Securities Act unless the rights so granted are subject in all respect to the prior rights of the holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date the Registration Statement to be filed pursuant to Section 2(a) is declared effective by the Commission.

               (h) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

               (i) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               (j) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

               (k) The Company acknowledges that any failure by the Company to perform its obligations under Sections 2 and 3, or any delay in such performance could result in direct damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by such failure or delay.

               (l) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                        IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.


                                 "COMPANY"
                                 VITAL LIVING, INC.


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 "INVESTORS"


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A


Name of Investor               Number of Shares             Number of Warrants
----------------               ----------------             ------------------

